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EXHIBIT 10.5

CONSOLIDATED GRAPHICS, INC.

LONG-TERM INCENTIVE PLAN

Third Amendment

        Consolidated Graphics, Inc., a Texas corporation (the "Corporation"), having established the Consolidated Graphics, Inc. Long-Term Incentive Plan as adopted by the Board of Directors of the Corporation effective March 26, 1994, as amended by those certain First and Second Amendments (the "Plan"), and having reserved the right under Section 11 thereof to amend the Plan, does hereby amend the first sentence of Section 4 of the Plan, effective as of the date approved by the Board of Directors and the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Corporation's shareholders, as follows:

            "There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 4,035,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14."

        This Third Amendment to the Corporation's Long-Term Incentive Plan was approved by the Corporation's Board of Directors on June 12, 2002 and by its shareholders at the Annual Meeting of Shareholders held on July 24, 2002.

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  EXHIBIT 10.5
CONSOLIDATED GRAPHICS, INC. LONG-TERM INCENTIVE PLAN Third Amendment